EXHIBIT 99.1

                                  PRESS RELEASE

Monadnock Bancorp, Inc.                                            603.924.9654
1 Jaffrey Road                                            www.monadnockbank.com
Peterborough, NH 03458

                              FOR IMMEDIATE RELEASE
                              ---------------------

For Additional Information Contact:
Karl F. Betz, SVP, CFO & Treasurer (603) 924-9654 kbetz@monadnockbank.com

           Monadnock Bancorp, Inc. Announces Stock Repurchase Program

Peterborough, New Hampshire - May 25, 2007 - Monadnock Bancorp, Inc. (over-the-counter bulletin board: MNKB), the holding company for Monadnock Community Bank announced today that Monadnock Bancorp, Inc. intends to repurchase up to 26,538 shares, or 2.05% of its outstanding common stock in open market purchases or in privately negotiated transactions. The purpose of the repurchase program is to fund the Monadnock Bancorp, Inc. 2007 Equity Incentive Plan for restricted stock awards which was approved by stockholders at the 2007 Annual Meeting of Stockholders. These shares will be purchased at prevailing market prices from time to time over a twelve-month period depending upon market conditions.

This news release contains certain forward-looking statements about the proposed stock repurchase program. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may". Certain factors that could cause actual results to differ materially from expected results include delays in completing the proposed repurchase program, changes in the interest rate environment, changes in the market price of Monadnock Bancorp, Inc. common stock, changes in the general economic conditions, legislative and regulatory changes that adversely affect the business of Monadnock Bancorp, Inc. and changes in the securities markets.